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                                                                   Exhibit 10.45

                           FOURTH AMENDMENT TO LEASE

1.0   PARTIES

1.1 THIS AGREEMENT made the 23rd day of December, 1993, by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP ("Landlord") whose address is c/o Cali Associates, 11 Commerce Drive, Cranford, New Jersey 07016 and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("Tenant") whose address is 1 Pershing Plaza, Jersey City, New Jersey 07399.

2.0   STATEMENT OF FACTS

2.1 The parties have previously entered into a Lease, First Amendment of the Lease and side letter agreement executed in connection therewith, all dated July 1, 1987, a Side Letter Agreement dated June 19, 1989, a Second Amendment to Lease dated March 12, 1992, a Third Amendment to Lease dated December 27, 1992 and a Side Letter Agreement dated September 29, 1993 (collectively, the "Lease") applicable to 334,145 of gross rentable square feet of office space and 9,994 rentable square feet of storage space (the "Premises") at 1 Pershing Plaza, New Jersey ("Building").

2.2 Tenant wishes to lease 3,747 additional rentable square feet of storage space ("Storage Space").

2.3 The parties desire to amend certain terms of the Lease to reflect this leasing of Storage Space as set forth below.

3.0   AGREEMENTS

      NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.2 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, approximately 3,747 rentable s.f. of additional Storage Space ("Storage Space #2") in its "AS-IS" condition on the Mezzanine B floor of the Building as shown cross-hatched on the attached Exhibit A. Landlord makes no representation or warranty that Storage Space #2 is fit for a particular purpose other than for use as storage space.

3.3 The term applicable to Storage Space #2 shall commence on the Effective Date (as hereinafter defined) and shall expire on the Expiration Date of the Lease.

3.4 In addition to the fixed rent to be paid to Landlord by Tenant applicable to the Premises as set forth in the Lease, Tenant shall pay Landlord, from and after the Effective Date to July 13, 1994, fixed rent applicable to Storage Space #2 at the monthly rate of THREE THOUSAND ONE HUNDRED TWENTY-TWO AND 50/100 DOLLARS ($3,122.50), from July 14, 1994 to July 13, 1999, fixed rent at the monthly rate of THREE THOUSAND EIGHT HUNDRED FORTY-THREE AND 80/100 DOLLARS ($3,843.80), from July 14, 1999 to July 13, 2004, fixed rent at the monthly rate of FOUR THOUSAND SIX HUNDRED ELEVEN AND 93/100 DOLLARS ($4,611.93) and from July 14, 2004 to July 13, 2009, fixed rent at the monthly rate of FIVE THOUSAND FIVE HUNDRED THIRTY-SIX AND 19/100 DOLLARS ($5,536.19). The fixed rent is payable in advance, on the first day of each calendar month during the term.

3.5 Landlord acknowledges receipt from Tenant of the sum of THREE THOUSAND, ONE HUNDRED TWENTY-TWO AND 50/100 DOLLARS ($3,122.50) by check, subject to collection, for fixed basic rent for the first month of the term applicable to Storage Space #2.

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3.6   There shall be no increase in Tenant's Proportionate Share or Tenant's
      Operational Proportionate Share as a result of Tenant's leasing of Storage Space #2.

3.7 The Effective Date of this Agreement shall be the day Landlord delivers Storage Space #2 in the manner described in paragraph 3.8 herein.

3.8 Tenant acknowledges a portion of Storage Space #2 is improved with offices, a bathroom and its own HVAC equipment and the balance of the Storage Space #2 is unimproved. From and after the Effective Date, Tenant shall be responsible for the repair and maintenance of all electrical, plumbing and mechanical items contained in the improved portion of Storage Space #2.

3.9 With respect to Storage Space #2, Landlord shall, at Tenant's expense perform the work as described on Exhibit A attached hereto prior to the Effective Date. Tenant, at its option, may pay all of the cost of improving Storage Space #2 within ten (10) days of the Effective Date or it may pay Landlord the cost in four (4) equal monthly payments as set forth on Exhibit B, attached hereto, beginning with the second month of the term, all as additional rent.

3.10 From and after the Effective Date and for the remainder of the Lease term, Tenant shall grant Landlord and its authorized agents and contractors an access easement through Storage Space #2 to the doors as shown on the attached Exhibit A to service the mechanical areas located adjacent to Storage Space #2.

3.11 In consideration of Tenant's execution of this Fourth Amendment to Lease and provided Tenant is not in default of this Lease, Landlord hereby waives the right to collect three and one-half (3 1/2) monthly installments of fixed basic rent applicable to Storage Space #2 beginning on the second month of the term as defined herein, but Tenant shall nevertheless pay to Landlord all additional rent due under this Agreement.

EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and side letters applicable thereto covering the Premises shall remain in full force and effect and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof.

THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

GROVE STREET ASSOCIATES OF                   DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP              SECURITIES CORPORATION
(Landlord)                                   (Tenant)

By: Grove Street Urban Renewal Corp.,
    General Partner


By: /s/ Edward Leshowitz                     By: /s/ Robert Yurman
    --------------------------------             -------------------------------
    Edward Leshowitz, Vice President
                                             Its: Vice President
                                                  ------------------------------

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                                   EXHIBIT-A

                              [FLOOR PLAN OMITTED]

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                                    EXHIBIT B

                                   WORKLETTER

DESCRIPTION OF WORK                     UNIT                    COST

*  Remove the fencing
   between Storage Space
   #1 and Storage Space
   #2 as required by
   Tenant; Supply and
   install a floor to
   ceiling chain link
   fence to be used as a
   demising wall. Supply
   and install chain link
   entrance gates with
   panic bar lock. Supply
   and install emergency
   exit signs as required
   for secondary egress.              Lump Sum              $1,000.00

*  Supply and install
   surface mounted
   ceiling lights in the
   unimproved area of
   Storage Space #2.                  Lump Sum              $1,185.00

*  Supply and install
   sprinkler heads in the
   unimproved area of
   Storage Space #2 in
   accordance with
   building code for
   storage space use.                 N/A                   N/A

*  Connect all existing
   electrical wiring and
   any new electrical
   wiring required for
   Storage Space #2 to
   Tenant's electrical
   meter located on Floor
   Mezzanine B of the
   Building.                          Lump Sum              $2,500.00

*  Demolish existing
   sheet rock walls on
   portion of existing
   office area.                       115 LF                $1,150.00

*  Demolish existing
   acoustical ceiling.                966 LF                  $400.00

*  Remove existing
   carpeting.                         966 LF                  $180.00

*  Cost of dumpster for
   construction debris.               Lump Sum                $400.00

*  Scar-patch six (6)
   areas of existing
   walls.                             Lump Sum                $250.00

*  Supply and install new
   acoustical ceiling.                966 LF                $1,352.00

*  Cut and cap electrical
   wires resulting from
   wall demolition.
   Re-install light
   fixtures into new
   ceiling. All lights
   operated by one (1)
   switch.                            Lump Sum                $500.00

*  Reinstall HVAC
   diffusers.                         Lump Sum                $200.00
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*  Remove existing 3'0" x
   7'0" door and frame.
   Enlarge opening to 6'0
   x 7'0". Supply and
   install 3'0" x 7'0"
   hollow metal doors,
   frame and hardware.
   Supply and install
   flush bolt on inactive
   door and cylindrical
   lock an active door.
   Key lockset to match
   the other Pershing
   Storage area locks.                Pair                   $1,170.00
                                                            ----------

                         SUBTOTAL                           $10,287.00

                         OVERHEAD, GENERAL
                         CONDITIONS
                         AND SUPERVISION:                    $2,057.00
                                                            ----------

                         TOTAL COST                         $12,344.00
                                                            ----------

                         LANDLORD'S ALLOWANCE:                    0.00

                         NET COST TO BE
                         PAID BY TENANT (within
                         Ten (10) days at the
                         Effective Date or                  $12,344.00
                                                            ----------

                                                               OR

                         Four (4) equal monthly
                         payments.                           $3,086.00
                                                            ----------

*     Note: All painting shall be performed by Tenant at Tenant's expense

                                      -END-

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                        [LETTERHEAD OF CALI ASSOCIATES]

February 25, 1994

Mr. Robert A. Yurman
Vice President
PERSHING
1 Pershing Plaza
Jersey City, New Jersey 07399

RE:    Fourth Amendment to Lease - December 23, 1993
       Landlord:   Grove Street Associates of Jersey City Limited Partnership
       Tenant:     Donaldson, Lufkin, & Jenrette Securities Corporation

Dear Bob:

Storage Space #2 was delivered to you on January 1, 1994 in the manner set forth in the referenced agreement.

Accordingly, the Effective Date of the Fourth Amendment to Lease shall be January 1, 1994.

Please sign a duplicate original of this letter acknowledging the establishment of the Effective Date and return it to me at your earliest convenience.

Sincerely,

CALI  ASSOCIATES


/s/ James G. Nugent

James G. Nugent
Senior Leasing Director

JGN/jbh

Encl.
                            AGREED AND ACCEPTED:
                            Donaldson, Lufkin, & Jenrette Securities Corporation


                            By: /s/ Robert A. Yurman
                                --------------------------------
                                Robert A. Yurman, Vice President